UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2010

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21093
 (Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act.

Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Item 1.02.    Termination of a Material Definitive Agreement

           On October 6, 2010, a wholly owned subsidiary (the “Borrower”) of Omega Healthcare Investors, Inc. (“Omega”) terminated its Credit Agreement with General Electric Capital Corporation (“GECC”), as Administrative Agent and a Lender, and the other financial institutions party thereto.  The Credit Agreement previously provided the Borrower with a five year $100 million term loan.  In connection with the termination, the Borrower repaid the outstanding principal amount of the loan plus a prepayment premium of $3 million.

    As a result, for the three month period ending December 31, 2010, Omega will record a non-cash charge of approximately $2.2 million relating to the write-off of deferred financing costs associated with the termination of the Credit Agreement.

    GECC is a lender under Omega’s existing $320 million revolving senior secured credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated:  October 13, 2010                                                      By:     /s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer